As filed with the Securities and Exchange Commission on October 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URGENT.LY INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-2848640
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Telephone: (571) 350-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Booth

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Telephone: (571) 350-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert O’Connor, Esq.

Mark B. Baudler, Esq.

Lianna C. Whittleton, Esq.

Rich Mullen, Esq.

David G. Sharon, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

(415) 947-2000

John M. Greer Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom (+44) (20) 7710-1000	Amir Raz Perry Wildes Goldfarb Gross Seligman & Co. One Azrieli Center Tel Aviv 6701101, Israel +972 (3) 607-4444	Ran Hai Nir Dash Natan Wiesenberg Herzog Fox & Neeman Herzog Tower, 6 Yitzhak Sadeh St., Tel Aviv 6777506, Israel +972 (3) 692-2020

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Merger Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File no. 333-271937)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i)	☐	Exchange Act Rule 14d-1(d)
	(Cross-Border Issuer Tender Offer)		(Cross-Border Third-Party Tender Offer)

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed with respect to the registration of the issuance of an additional 163,708 shares of common stock, par value $0.001 per share (“Common Stock”), of Urgent.ly Inc., a Delaware corporation (the “Registrant”), to certain stockholders of Otonomo Technologies Ltd. (“Otonomo”) immediately preceding the consummation of the merger contemplated by the Agreement and Plan of Merger, dated February 9, 2023, entered into by the Registrant, Otonomo and U.O Odyssey Merger Sub Ltd., a company organized under the laws of the State of Israel and a direct wholly owned subsidiary of the Registrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4.

This Registration Statement relates to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-271937) (the “Prior Registration Statement”), filed by the Registrant on August 24, 2023 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 8, 2023. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-4 (File No. 333-271937) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Exhibit Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of CohnReznick LLP, independent registered public accounting firm for Urgent.ly Inc.

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm for Otonomo Technologies Ltd.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on October 19, 2023.

URGENT.LY INC.

By:	/s/ Matthew Booth
Matthew Booth
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints each of Matthew Booth and Timothy C. Huffmyer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthew Booth	Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2023
Matthew Booth

/s/ Timothy C. Huffmyer	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 19, 2023
Timothy C. Huffmyer

/s/ Gina Domanig	Director	October 19, 2023
Gina Domanig

/s/ Suzie Doran	Director	October 19, 2023
Suzie Doran

/s/ Andrew Geisse	Director	October 19, 2023
Andrew Geisse

/s/ James M. Micali	Director	October 19, 2023
James M. Micali

/s/ Ryan Pollock	Director	October 19, 2023
Ryan Pollock

/s/ Benjamin Volkow	Director	October 19, 2023
Benjamin Volkow

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